EXHIBIT 99.1

Garrison Capital Inc. Declares Third Quarter 2015 Distribution of $0.35 Per Share and Announces Second Quarter 2015 Financial Results and Earnings Call

NEW YORK, Aug. 4, 2015 (GLOBE NEWSWIRE) -- Garrison Capital Inc., a business development company (NASDAQ:GARS), today announced its financial results for the second fiscal quarter ended June 30, 2015.

References to "we," "us," "our," the "Company" and "Garrison Capital" refer to Garrison Capital Inc. and its consolidated subsidiaries.

Second Quarter 2015 Highlights

  Net investment income for the quarter ended June 30, 2015 was $7.2 million, or $0.43 per share;

  Net realized loss on investments for the quarter ended June 30, 2015 was $(8.5) million, or $(0.51) per share;

  Net change in unrealized gain from investments for the quarter ended June 30, 2015 was $5.2 million, or $0.31 per share;

  Net increase in net assets resulting from operations for the quarter ended June 30, 2015 was $3.9 million, or $0.23 per share; and

  Our board of directors declared a third quarter 2015 distribution of $0.35 per share, payable on September 25, 2015 to stockholders of record as of September 10, 2015.

Consolidated Results of Operations

Consolidated operating results for the three months ended June 30, 2015 and March 31, 2015 are as follows:

	Three Months Ended June 30, 2015	Three Months Ended March 31, 2015
Dollar amounts in thousands, except per share data	(Unaudited)	(Unaudited)
Net investment income	$ 7,176	$ 7,682
Total investment income	13,152	13,479
Total expenses	5,976	5,797
Net realized loss on investments	(8,521)	(490)
Net change in unrealized gain/(loss) from investments	5,221	(4,220)
Net increase in net assets resulting from operations	3,876	2,972

Net investment income per share	0.43	0.46
Net realized/unrealized loss from investments per share	(0.20)	(0.28)
Net earnings per share	0.23	0.18
Net asset value per share	15.29	15.41

Total investment income for the three months ended June 30, 2015 was $13.2 million and net investment income was $7.2 million. Total expenses for the three months ended June 30, 2015 were $6.0 million.

Net realized loss on investments of $(8.5) million for the three months ended June 30, 2015 were primarily driven by $(4.4) million of realized losses incurred from the early full repayment of one portfolio investment, $(4.1) million of realized losses incurred from the significant restructuring of one portfolio investment and $(0.6) million of realized losses in GLC Trust 2013-2's consumer loan portfolio, offset by $0.6 million of realized gains on the early full repayment of eight portfolio investments, the sale of one portfolio investment and other partial repayments.

The net change in unrealized gain on investments of $5.2 million for the three months ended June 30, 2015 was driven primarily by the reversal of prior period unrealized losses in the amount of $6.5 million offset by $(1.3) million of unrealized losses in the value of the remaining portfolio. Reversal of prior period unrealized losses were as a result of the early full repayment of two portfolio investments in the amount of $3.2 million and the significant restructuring of one portfolio investment in the amount of $3.3 million. Decreases in the value of the remaining portfolio were primarily as a result of the negative credit related adjustment of one portfolio investment in the amount of $(1.1) million and $(0.2) million of losses in the market value of the remaining portfolio.

Portfolio and Investment Activities

For the three months ended June 30, 2015, we originated five new investments and closed new add-on investments for a total increase to par in our portfolio of $51.5 million with a weighted average yield of 10.4%. For the three months ended June 30, 2015, repayments in our portfolio consisted of the early full repayment of eight investments and partial repayments for a total of $70.2 million of par with a weighted average yield of 10.4%.

See below for portfolio activity table.

Par (in millions)	Q2 2014(1)	Q3 2014(2)	Q4 2014(2)	Q1 2015(2)	Q2 2015(2)	Average

Originated	$ 6.7	$ 71.7	$ 30.5	$ 17.2	$ 31.1	$ 31.4
Club	9.9	13.7	19.0	--	7.0	9.9
Purchased	46.1	20.4	16.4	--	--	16.6
Consumer loans	25.2	--	--	--	--	5.0
Equity	--	--	--	--	0.1	--
Total add-on investments	16.2	8.8	11.5	0.9	13.3	10.1

Total Additions	104.1	114.6	77.4	18.1	51.5	73.0

Less: Total Repayments/Sales	(61.5)	(95.9)	(56.4)	(29.9)	(70.2)	(62.8)

Net Additions	$ 42.6	$ 18.7	$ 21.0	$ (11.8)	$ (18.7)	$ 10.2

Summary	Q2 2014(1)	Q3 2014(2)	Q4 2014(2)	Q1 2015(2)(3)	Q2 2015(2)(3)	Average
Number of new investments	9	8	7	2	5	6
Average WA yield of additions	12.8%	10.1%	10.0%	12.2%	10.4%	11.1%

Number of repayments/sales	6	13	7	3	8	7
Average WA yield of repayments/sales	12.3%	9.4%	8.6%	11.6%	10.4%	10.5%

(1) Includes activity only for our core portfolio, which consists of investments that generally yield greater than 9.0%.
(2) Includes all portfolio activity as beginning with the three months ended September 30, 2014 the majority of our investments met the core definition. Includes $13.1 million of transitory within total repayments.
(3) Activity includes repayments of certain investments in which we continue to hold an equity investment in the portfolio company.

The following table shows select information of our portfolio as of June 30, 2015 and March 31, 2015.

Summary of Portfolio Characteristics (dollar amounts in millions)	June 30, 2015	March 31, 2015

Total Market Value	$435.1	$452.0
Number of portfolio companies	54	57

Average investment size (1)	$7.3	$6.7
Weighted average yield (2)	11.0%	10.8%
Weighted average price (1)	97.1	95.9

First lien	88.8%	85.8%
Second lien & mezzanine	2.6%	5.5%
Consumer loans	6.1%	6.9%
Equity & other	2.5%	1.8%

Originated (3)	55.3%	50.4%
Club (4)	28.7%	27.0%
Purchased	16.0%	22.6%

Fixed (1)	9.0%	9.1%
Floating (1)	91.0%	90.9%

Performing (1)	99.0%	99.1%
Non-accrual (1)	1.0%	0.9%

Weighted average debt / EBITDA (1) (2) (5)	3.7x	3.6x
Weighted average risk rating (1)	2.51	2.48

(1) Excludes consumer loans and equity investments.
(2) Excludes investments with a risk rating of 4, unfunded revolvers and equity investments.
(3) Originated positions include investments where we have sourced and led the execution of the deal.
(4) Club positions include investments where we provide direct lending to a borrower with one or two other lenders but did not lead the deal.
(5) Excludes non-operating portfolio companies, which we define as those loans collateralized by proved developed producing, (''PDP'') value or other hard assets. PDPs are proven revenues that can be produced with existing wells.

Liquidity and Capital Resources

As of June 30, 2015, we had cash of $28.1 million and restricted cash of $20.6 million.

In addition, our transitory portfolio, which we define as those investments that generally yield less than 9.0%, consists of two portfolio companies with a total par value of $12.9 million and a fair value of $12.4 million. We view these investments as an additional source of liquidity to meet our investment objectives.

Since June 30, 2015, the Company closed additional investments totaling $29.0 million of par value across three new portfolio companies and deployed $10.5 million of additional SBIC leverage bringing our total leverage drawn to $14.0 million.

Distributions

On July 30, 2015, our board of directors approved a distribution in the amount of $5.9 million, or $0.35 a share, which will be paid on September 25, 2015 to stockholders of record as of September 10, 2015.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Earnings Conference Call

We will host an earnings conference call at 10:00 a.m. (Eastern Time) on Wednesday, August 5, 2015 to discuss our second quarter financial results. All interested parties are welcome to participate. The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 91137459.  All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that their name and company information can be collected.

During the earnings conference call, we intend to refer to the Q2 2015 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of our website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on September 5, 2015. To hear the replay, please dial (855) 859-2056. International callers, please dial (404) 537-3406. For all replays, please enter the Conference ID 91137459.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company's investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP ("Garrison Investment Group"). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

CONTACT: Garrison Capital Inc.
         Brian Chase
         www.garrisoncapitalbdc.com
         (212) 372-9590